As filed with the Securities and Exchange Commission on August 15, 2016

No. 333-212795

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMSTOCK RESOURCES, INC.

Additional Registrants Listed on Schedule A Hereto (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	94-1667468 (I.R.S. Employer Identification No.)

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

(972) 668-8800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Jay Allison

Chairman of the Board of Directors and Chief Executive Officer

Comstock Resources, Inc.

5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

(972) 668-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jack E. Jacobsen Locke Lord LLP 2200 Ross Avenue, Suite 2800 Dallas, Texas 75201 (214) 740-8000	Doug Rayburn Baker Botts L.L.P. 2001 Ross Avenue, Suite 600 Dallas, Texas 75201 (214) 953-6500

Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposal Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Senior Secured Toggle Notes due 2020	$791,875,000(2)	100%	$791,875,000	$79,741.81(3)
Guarantees of Senior Secured Toggle Notes due 2020	—	—	—	(4)
Warrants to purchase shares of Common Stock	1,925,500(5)	—	—	(5)
Common Stock issuable upon exercise of the Warrants	1,050,000(6)	$3.60(7)	$3,780,000(7)	$380.65(8)
Common Stock issuable upon exercise of the Warrants	875,500(9)	$4.05(10)	$3,545,775(10)	$357.06
7 ¾% Convertible Secured PIK Notes due 2019	$352,122,329(11)	100%	$352,122,329	$35,458.72(8)
Guarantees of 7 ¾% Convertible Secured PIK Notes due 2019	—	—	—	(3)
Common Stock issuable upon conversion of the 7 ¾% Convertible Secured PIK Notes due 2019	(12)	(12)	(12)	(12)
9 ½% Convertible Secured PIK Notes due 2020	$249,511,142(13)	100%	$249,511,142	$25,125.77(8)
Guarantees of 9 ½% Convertible Secured PIK Notes due 2020	—	—	—	(3)
Common Stock issuable upon conversion of the 9 ½% Convertible Secured PIK Notes due 2020	(12)	(12)	(12)	(12)

(1)	The registration fee has been calculated pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)

Represents the maximum principal amount at maturity of Senior Secured Toggle Notes due 2020 that may be issued pursuant to the exchange offer described in the Registration Statement filed on August 1, 2016, as amended and supplemented (the “Registration Statement”), including the amount of such notes, and guarantees thereon, that may be issued upon an election by Comstock Resources, Inc. to make payments of interest in kind by increasing the principal amount of such notes or issuing additional notes.

(3)

The total registration fee for the Senior Secured Toggle Notes due 2020 includes $78,042.50 that was previously paid for the registration of $775,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on August 1, 2016 and $1,699.31 for the registration of an additional $16,875,000 of proposed aggregate offering price registered hereunder.

(4)	Pursuant to Rule 457(n), no additional registration fee is payable with respect to the guarantees.

(5)

Represents the maximum number of Warrants to purchase common stock that may be issued pursuant to the exchange offer described in this Registration Statement. Pursuant to Rule 457(g), no separate registration fee is required for the Warrants. The Company previously included 1,050,000 Warrants on the Registration Statement filed on August 1, 2016, and registers an additional 875,500 Warrants hereunder.

(6)

The maximum number of shares of common stock that may be issued upon exercise of the 1,050,000 Warrants previously included on the Registration Statement filed on August 1, 2016. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(7)

Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. This amount is adjusted to reflect the one-for-five (1:5) reverse stock split of the common stock which became effective on July 29, 2016.

(8)	Previously paid on August 1, 2016.

(9)

The maximum number of shares of common stock that may be issued upon exercise of the additional 875,500 Warrants registered hereunder. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(10)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(11)

Represents the maximum principal amount at maturity of 7 ¾% Convertible Secured PIK Notes due 2019 that may be issued pursuant to the exchange offer described in the Registration Statement, including the registrants’ reasonable good faith estimate of the amount of such notes, and guarantees thereon, that may be issued upon the payment of interest in kind thereon by increasing the principal amount of such notes or issuing additional notes.

(12)

The shares of common stock that are being registered include such indeterminate number of shares of common stock, if any, that may be issued upon conversion of the 7 ¾% Convertible Secured PIK Notes due 2019 and the 9 ½% Convertible Secured PIK Notes due 2020 registered hereunder, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(13)

Represents the maximum principal amount at maturity of 9 ½% Convertible Secured PIK Notes due 2020 that may be issued pursuant to the exchange offer described in the Registration Statement, including the registrants’ reasonable good faith estimate of such notes, and guarantees thereon, that may be issued upon the payment of interest in kind thereon by increasing the principal amount of such notes or issuing additional notes.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Comstock Oil & Gas, LP	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	75-2272352

Comstock Oil & Gas-Louisiana, LLC	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	26-0012430

Comstock Oil & Gas GP, LLC	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	(not applicable)

Comstock Oil & Gas Investments, LLC	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	90-0155903

Comstock Oil & Gas Holdings, Inc.	NV	5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034	1311	75-2968982

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-212795) of Comstock Resources, Inc. (the “Company”) is being filed solely to (i) update the Calculation of Registration Fee Table on the cover page of the Registration Statement, (ii) amend Item 21 of Part II and the Index to Exhibits and (iii) file updated Exhibits 5.1, 5.2, 25.1, 25.2, and 25.3.

This Amendment No. 1 does not modify any provision of the preliminary prospectus constituting Part I or Items 20 or 22 of Part II of the Registration Statement. Accordingly, this Amendment No. 1 does not include a copy of the preliminary prospectus. Concurrently with the filing of this Amendment No. 1, the Company is filing a Prospectus Supplement, which amends certain terms of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was, is or is threatened to be made a party in a completed, pending or threatened proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement. The person to be indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, such person must have had no reasonable cause to believe his conduct was unlawful.

With respect to actions by or in the right of the corporation, indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action was brought or other court of competent jurisdiction determines upon application that in view of all circumstances the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Unless indemnification is ordered by a court, the determination to pay indemnification must be made by the stockholders, by a majority vote of a quorum of the Board of Directors who were not parties to the action, suit or proceeding, or in certain circumstances by independent legal counsel in a written opinion. Section 78.751 of the Nevada Revised Statutes permits the articles of incorporation or bylaws to provide for payment to an indemnified person of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.7502 also provides that to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of any such action, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Article VI, “Indemnification of Directors, Officers, Employees and Agents,” of the Company’s Amended and Restated Bylaws provides as follows with respect to indemnification of the Company’s directors, officers, employees and agents:

Section 1.   To the fullest extent allowed by Nevada law, any director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except that this Article VI does not eliminate or limit the liability of a director for:

(a)   an act or omission which involves intentional misconduct, fraud or a knowing violation of law; or

(b)   the payment of dividends in violation of N.R.S. 78.300.

Section 2.   The Company shall indemnify each director, officer, employee and agent, now or hereafter serving the Company, each former director, officer, employee and agent, and each person who may now or hereafter serve or who may have heretofore served at the Company’s request as a director, officer, employee or agent of another corporation or other business enterprise, and the respective heirs, executors, administrators and personal representatives of each of them against all expenses actually and reasonably incurred by, or imposed upon, him in connection with the defense of any claim, action, suit or proceeding, civil or criminal, against him by reason of his being or having been such director, officer, employee or agent, except in relation to such matters as to which he shall be adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty. For purposes hereof, the term “expenses” shall include but not be limited to all expenses, costs, attorneys’ fees, judgments (including adjudications other than on the merits), fines, penalties, arbitration awards, costs of arbitration and sums paid out and liabilities actually and reasonably incurred or imposed in connection with any suit, claim, action or proceeding, and any settlement or compromise thereof approved by the Board of Directors as being in the best interests of the Company. However, in any case in which there is no disinterested majority of the Board of Directors available, the indemnification shall be made: (1) only if the Company shall be advised in writing by counsel that in the opinion of counsel (a) such officer, director, employee or agent was not adjudged or found liable for gross negligence or willful misconduct in the performance of duty as such director, officer, employee or agent or the indemnification provided is only in connection with such matters as to which the person to be indemnified was not so liable, and in the case of settlement or compromise, the same is in the best interests of the Company; and (b) indemnification under the circumstances is lawful and falls within the provisions of these Bylaws; and (2) only in such amount as counsel shall advise the Company in writing is, in his opinion, proper. In making or refusing to make any payment under this or any other provision of these Bylaws, the Company, its directors, officers, employees and agents shall be fully protected if they rely upon the written opinion of counsel selected by, or in the manner designated by, the Board of Directors.

Section 3.   Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee, representative or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in these Bylaws.

Section 4.   The Company may indemnify each person, though he is not or was not a director, officer, employee or agent of the Company, who served at the request of the Company on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the provisions hereof and shall be subject to the limitations hereof, except that (as indicated) any such committee member need not be nor have been a director, officer, employee or agent of the Company.

Section 5.   The provisions hereof shall be applicable to actions, suits or proceedings (including appeals) commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

Section 6.   The indemnification provisions herein provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, or by law or statute, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.   The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and persons described in Section 4 of this Article above, against any liability asserted against him and incurred by him in any such capacity or arising out of his status, as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of these Bylaws.

Item 21. Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(i)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)	To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)

That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(v)

That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(2)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(3)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(4)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(vi)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(vii)

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), or 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

(viii)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on August 15, 2016.

COMSTOCK RESOURCES, INC.

By:	*
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* M. Jay Allison	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	August 15, 2016

/s/ ROLAND O. BURNS Roland O. Burns	President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	August 15, 2016

* Elizabeth B. Davis	Director	August 15, 2016

* David K. Lockett	Director	August 15, 2016

* Cecil E. Martin, Jr.	Director	August 15, 2016

* Frederic D. Sewell	Director	August 15, 2016

* David W. Sledge	Director	August 15, 2016

* Jim L. Turner	Director	August 15, 2016

*By:	/s/ ROLAND O. BURNS
Roland O. Burns Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on August 15, 2016.

COMSTOCK OIL & GAS, LP

By:	Comstock Oil and Gas GP, LLC, general partner

	By:	*
M. Jay Allison Manager (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* M. Jay Allison	Manager of General Partner (Principal Executive Officer)	August 15, 2016

/s/ ROLAND O. BURNS Roland O. Burns	Manager of General Partner (Principal Financial Officer and Principal Accounting Officer	August 15, 2016

*By:	/s/ ROLAND O. BURNS
Roland O. Burns Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on August 15, 2016.

COMSTOCK OIL & GAS – LOUISIANA, LLC

By:	*
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* M. Jay Allison	Chief Executive Officer and Manager (Principal Executive Officer)	August 15, 2016

/s/ ROLAND O. BURNS Roland O. Burns	President, Chief Financial Officer, Secretary and Manager (Principal Financial and Accounting Officer)	August 15, 2016

*By:	/s/ ROLAND O. BURNS
Roland O. Burns Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on August 15, 2016.

COMSTOCK OIL & GAS GP, LLC

By:	*
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* M. Jay Allison	Manager (Principal Executive Officer)	August 15, 2016

/s/ ROLAND O. BURNS Roland O. Burns	Manager (Principal Financial Officer and Principal Accounting Officer)	August 15, 2016

*By:	/s/ ROLAND O. BURNS
Roland O. Burns Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on August 15, 2016.

COMSTOCK OIL & GAS INVESTMENTS, LLC

By:	*
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* M. Jay Allison	Chief Executive Officer and Manager (Principal Executive Officer)	August 15, 2016

/s/ ROLAND O. BURNS Roland O. Burns	President, Chief Financial Officer, Secretary and Manager (Principal Financial and Accounting Officer)	August 15, 2016

*By:	/s/ ROLAND O. BURNS
Roland O. Burns Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on August 15, 2016.

COMSTOCK OIL & GAS HOLDINGS, INC.

By:	*
M. Jay Allison Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* M. Jay Allison	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2016

/s/ ROLAND O. BURNS Roland O. Burns	President, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	August 15, 2016

*By:	/s/ ROLAND O. BURNS
Roland O. Burns Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 1995).

3.2

Certificate of Amendment to the Restated Articles of Incorporation dated July 1, 1997 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

3.3	Certificate of Amendment to the Restated Articles of Incorporation dated May 19, 2009 (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-3 dated October 5, 2009).

3.4

Certificate of Designation of Series C Junior Participating Preferred Stock of Comstock Resources, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated October 1, 2015).

3.5	Certificate of Amendment to the Restated Articles of Incorporation dated June 1, 2016 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated July 22, 2016).

3.6	Certificate of Change dated July 20, 2016 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated July 22, 2016).

3.7	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated August 21, 2014).

4.1	Specimen Stock Certificate for Common Stock (incorporated herein by reference to Exhibit 4.1 to Comstock’s Registration Statement on Form S-3 filed with the SEC on December 16, 2003).

4.2

Indenture dated October 9, 2009 between Comstock, the Subsidiary Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., Trustee for debt securities (incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on October 14, 2009).

4.3

Third Supplemental Indenture dated March 14, 2011 between Comstock Resources, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., for the 7 3⁄4% Senior Notes due 2019 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated March 14, 2011).

4.4

Fourth Supplemental Indenture dated June 5, 2012 between Comstock Resources, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., for the 9 1⁄2% Senior Notes due 2020 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated June 7, 2012).

4.5

Indenture dated March 13, 2015 between Comstock Resources, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., Trustee for the 10% Senior Secured Notes due 2020 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated March 13, 2015).

4.6

Rights Agreement dated October 1, 2015 between Comstock Resources, Inc. and American Stock Transfer & Trust Company LLC, as rights agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated October 1, 2015).

4.7**

Form of First Supplemental Indenture between Comstock Resources, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., Trustee for the 10% Senior Secured Notes due 2020.

4.8**

Form of Fifth Supplemental Indenture between Comstock Resources, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., Trustee for the 7  3⁄4% Senior Notes due 2019.

4.9**

Form of Sixth Supplemental Indenture between Comstock Resources, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., Trustee for the 9 1⁄2% Senior Notes due 2020.

4.10**	Form of Warrant Agreement between Comstock Resources and American Stock Transfer & Trust Company LLC, as warrant agent.

4.11***	Form of Indenture between Comstock Resources, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., Trustee for the Senior Secured Toggle Notes due 2020.

4.12***

Form of Indenture between Comstock Resources, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., Trustee for the 7  3⁄4% Convertible Secured PIK Notes due 2019.

4.13***

Form of Indenture between Comstock Resources, Inc., the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., Trustee for the 9  1⁄2% Convertible Secured PIK Notes due 2020.

5.1*	Opinion of Locke Lord LLP.

5.2*	Opinion of Woodburn and Wedge.

10.1

Amended and Restated Employment Agreement dated February 24, 2014 by and between Comstock Resources, Inc. and M. Jay Allison (incorporated by reference to Exhibit 10.1 to our Annual Report on Form 10-K for the year ended December 31, 2013).

Exhibit No.	Description

10.2

Amended and Restated Employment Agreement dated February 24, 2014 by and between Comstock Resources, Inc. and Roland O. Burns (incorporated by reference to Exhibit 10.2 to our Annual Report on Form 10-K for the year ended December 31, 2013).

10.3

Employment Agreement dated February 23, 2015 by and between Comstock Resources, Inc. and Mack D. Good (incorporated by reference to Exhibit 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2015).

10.4

Comstock Resources, Inc. 2009 Long-term Incentive Plan Amended and Restated Effective as of May 7, 2015 (incorporated by reference to Exhibit 10.4 to our Annual Report on Form 10-K for the year ended December 31, 2015).

10.5

Credit Agreement dated March 4, 2015 among Comstock Resources, Inc., as the borrower, the lenders from time to time thereto, and Bank of Montreal as administrative agent and issuing bank (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K dated March 4, 2015).

10.6

Lease between Stonebriar I Office Partners, Ltd. and Comstock Resources, Inc. dated May 6, 2004 (incorporated by reference to Exhibit 10.24 to our Annual Report on Form 10-K for the year ended December 31, 2004).

10.7

First Amendment to the Lease Agreement dated August 25, 2005, between Stonebriar I Office Partners, Ltd. and Comstock Resources, Inc. (incorporated by reference to Exhibit 10.20 to our Annual Report on Form 10-K for the year ended December 31, 2005).

10.8

Second Amendment to the Lease Agreement dated October 15, 2007 between Stonebriar I Office Partners, Ltd. and Comstock Resources, Inc. (incorporated by reference to Exhibit 10.10 to our Annual Report on Form 10-K for the year ended December 31, 2008).

10.9

Third Amendment to the Lease Agreement dated September 30, 2008 between Stonebriar I Office Partners, Ltd. and Comstock Resources, Inc. (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K for the year ended December 31, 2008).

10.10

Fourth Amendment to the Lease Agreement dated May 8, 2009 between Stonebriar I Office Partners, Ltd. and Comstock Resources, Inc. (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009).

10.11

Fifth Amendment to the Lease Agreement dated June 15, 2011 between Stonebriar I Office Partners, Ltd. and Comstock Resources, Inc. (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011).

10.12

Base Contract for Sale and Purchase of Natural Gas between Comstock Oil & Gas-Louisiana, LLC and BP Energy Company dated November 7, 2008, as amended by Third Amended and Restated Special Provisions dated January 5, 2010 (incorporated by reference to Exhibit 10.14 to our Annual Report on Form 10-K for the year ended December 31, 2009).

12.1**	Computation of Ratio of Earnings to Fixed Charges.

21.1**	Subsidiaries of Comstock Resources, Inc.

23.1*	Consent of Locke Lord LLP (Included in Exhibit 5.1).

23.2*	Consent of Woodburn and Wedge (Included in Exhibit 5.2)

23.3**	Consent of Ernst & Young LLP.

23.4**	Consent of Lee Keeling and Associates, Inc.

24.1**	Power of Attorney (Included on the Signature Pages of the initial filing of this Form S-4).

25.1*	Statement on Form T-1 of eligibility of Trustee for the Senior Secured Toggle Notes due 2020.

25.2*	Statement on Form T-1 of eligibility of Trustee for the 7 3⁄4% Convertible Secured PIK Notes due 2019.

25.3*	Statement on Form T-1 of eligibility of Trustee for the 9 1⁄2% Convertible Secured PIK Notes due 2020.

99.1**	Form of Letter of Transmittal and Consent

101.INS**	XBRL Instance Document

101.SCH**	XBRL Schema Document

101.CAL**	XBRL Calculation Linkbase Document

101.LAB**	XBRL Labels Linkbase Document

101.PRE**	XBRL Presentation Linkbase Document

101.DEF**	XBRL Definition Linkbase Document

*	Filed herewith.
**	Previously filed as an exhibit to Comstock Resources, Inc.’s Registration Statement on Form S-4 (File No. 333-212795) filed on August 1, 2016.
***	To be filed by amendment.